# Fourth Quarter 2012 Earnings Results and Operating Information

DEI LISTED NYSE

Douglas Emmett

Douglas Emmett, Inc.	EXECUTIVE SUMMARY

We are one of the largest owners and operators of high-quality office and multifamily properties located in the premier coastal submarkets of Southern California and Hawaii. Our properties are concentrated in ten submarkets - Beverly Hills, Brentwood, Burbank, Century City, Honolulu, Olympic Corridor, Santa Monica, Sherman Oaks/Encino, Warner Center/Woodland Hills and Westwood. We focus on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods with significant supply constraints, high-end executive housing and key lifestyle amenities. We operate as a REIT and are listed on the New York Stock Exchange under the symbol DEI.

FOURTH QUARTER 2012 EXECUTIVE SUMMARY

•
Fundamentals. During the quarter, we increased the leased rate in our total office portfolio by 70 basis points and increased our occupied percentage by 1.4%. During 2012 as a whole, we improved the leased rate of our total office portfolio by 1.8% and our occupied percentage by 2.1%. We have been raising our office rental rates across all of our Westside and Encino/Sherman Oaks submarkets. In our multifamily portfolio, which remains fully leased, our average asking rents are 5.7% higher than in the fourth quarter of 2011.

•
Funds From Operations: Funds From Operations (FFO) (adjusted1) for the quarter ended December 31, 2012 grew by 28.6% to $56.5 million from $43.9 million for the quarter ended December 31, 2011. GAAP net income attributable to common stockholders for the fourth quarter of 2012 grew by 74.7% to $6.0 million from $3.4 million for the fourth quarter of 2011.

•
Same Property Cash NOI: Our same property cash NOI in the fourth quarter of 2012 was 1.9% higher than in the fourth quarter of 2011, fueled by increases in both our office and multifamily revenues as well as good expense control.

•
Financings, Acquisitions and Development: At December 31, 2012, we had $373.2 million in cash on our balance sheet, and our net consolidated debt to enterprise value was 43%. We did not close any financings or acquisitions in the fourth quarter of 2012. In the first quarter of 2013, we purchased additional interests in our unconsolidated Funds for a total purchase price of $8 million. On a weighted average basis, we now own over 59% of these Funds, which own 8 buildings totaling 1.8 million square feet in our core markets. We continue to pursue our two multifamily development projects.

•	Dividends: We increased our quarterly cash dividend by 20% to $0.18 per share, or $0.72 on an annualized basis.

•
Guidance: We are establishing our full year 2013 FFO guidance range of $1.39-$1.45 per diluted share. Further details on this guidance and the underlying assumptions will be discussed on our quarterly call on Wednesday, February 13, 2013.

__________________________________________________

1 We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), adjusted to treat interest rate swaps as terminated for all purposes in the quarter of termination.

Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	TABLE OF CONTENTS

______________________________________________

This Fourth Quarter 2012 Earnings Results and Operating Information supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy, such as the recent global financial crisis; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, investors should use caution in relying on previously reported forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this Earnings Package.

Douglas Emmett, Inc.	CORPORATE DATA
as of December 31, 2012

Office Portfolio	Consolidated	Total Portfolio
Number of office properties	50	58
Square feet (in thousands)	12,853	14,676
Leased rate	91.5%	91.1%
Occupied rate	89.9%	89.6%

Multifamily Portfolio
Number of multifamily properties		9
Number of multifamily units		2,868
Multifamily leased rate		99.7%

Market Capitalization (in thousands, except price per share)
Closing price per share of common stock (NYSE:DEI)	$23.30
Shares of common stock outstanding	141,246
Fully diluted shares outstanding	174,181
Equity capitalization (1)	$4,058,408
Net debt (2)	$3,067,937
Total enterprise value	$7,126,345
Net debt/total enterprise value	43%
__________________________________________

(1)	Common equity capitalization represents our fully diluted shares multiplied by the closing price of our stock.

(2)	Net debt represents our consolidated debt, net of our cash and cash equivalents. It excludes the debt of our unconsolidated real estate funds.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	PROPERTY SUMMARY
as of December 31, 2012

Los Angeles Submarkets

Warner Center/Woodland Hills
LA Pierce College
Tarzana
101
405
Valley Glen
Encino/Sherman Oaks
Valley Village
North Hollywood
Burbank
5
Verdugo Hills
210
NoHo Arts District
Burbank
134
Glendale
Universal Studios
Studio City
Hollywood Knolls
SANTA MONICA MOUNTAINS
Occidental College
Hollywood
West Hollywood
Bel Air Country Club
Getty Museum
UCLA
Beverly Hills
Westwood
Los Angeles
Miracle Mile
Dodger Stadium
Koreatown
Century City
Brentwood
Malibu
Pacific Palisades
Santa Monica
Olympic Corridor
10
DOWNTOWN
Santa Monica Municipal Airport
Culver City
USC
Crenshaw
110
Santa Monica Bay
N
PACIFIC OCEAN
Marina del Rey
Loyola Marymount University

- Warner Center / Woodland Hills
- Santa Monica
- Beverly Hills
- Westwood
- Burbank
- Century City
- Brentwood
- Encino/Sherman Oaks
- Olympic Corridor

Village Park
H2
Pearl City
Waimalu
Walpahu
Alea
Halawa
H1
Honolulu
Iroquois Point
Ewa Beach
Honolulu International Airport
MAMALA BAY
N

Honolulu Submarket

- Honolulu

Douglas Emmett, Inc.	BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
as of December 31, 2012

CORPORATE OFFICES

808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

OUR BOARD OF DIRECTORS
__________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board – Douglas Emmett, Inc.
Jordan L. Kaplan	Chief Executive Officer and President – Douglas Emmett, Inc.
Kenneth M. Panzer	Chief Operating Officer – Douglas Emmett, Inc.
Christopher Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Chief Executive Officer – PinnacleCare
Dr. David T. Feinberg	Chief Executive Officer – University of California, Los Angeles (UCLA) Hospital System, Associate Vice Chancellor – UCLA Health Sciences
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer – Macerich Company
Dr. Andrea L. Rich	Former President and Chief Executive Officer – Los Angeles County Museum of Art (LACMA), Former Executive Vice Chancellor and Chief Operating Officer – UCLA
William E. Simon, Jr.	Co-chairman, William E. Simon & Sons, LLC

OUR EXECUTIVE OFFICERS
______________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
William Kamer	Chief Investment Officer
Theodore E. Guth	Chief Financial Officer

For more information, please visit our website at www.douglasemmett.com or contact:

Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

Douglas Emmett, Inc.	BALANCE SHEETS
(in thousands)

	December 31, 2012	December 31, 2011
	(unaudited)
Assets
Investment in real estate:
Land	$851,679	$851,679
Buildings and improvements	5,244,738	5,233,692
Tenant improvements and lease intangibles	690,120	640,647
Investment in real estate, gross	6,786,537	6,726,018
Less: accumulated depreciation	(1,304,468)	(1,119,619)
Investment in real estate, net	5,482,069	5,606,399

Cash and cash equivalents	373,203	406,977
Tenant receivables, net	1,331	1,722
Deferred rent receivables, net	63,192	58,681
Interest rate contracts	4	699
Acquired lease intangible assets, net	4,707	6,379
Investment in unconsolidated real estate funds	149,478	117,055
Other assets	29,823	33,690
Total assets	$6,103,807	$6,231,602

Liabilities
Secured notes payable, including loan premium	$3,441,140	$3,624,156
Interest payable, accounts payable and accrued expenses	45,171	55,280
Security deposits	34,284	33,954
Acquired lease intangible liabilities, net	67,035	86,801
Interest rate contracts	100,294	98,417
Dividends payable	25,424	17,039
Total liabilities	3,713,348	3,915,647

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,412	1,311
Additional paid-in capital	2,635,408	2,461,649
Accumulated other comprehensive income (loss)	(82,991)	(89,180)
Accumulated deficit	(574,173)	(508,674)
Total Douglas Emmett, Inc. stockholders' equity	1,979,656	1,865,106
Noncontrolling interests	410,803	450,849
Total equity	2,390,459	2,315,955
Total liabilities and equity	$6,103,807	$6,231,602

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OPERATING RESULTS
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Office rental:
Rental revenues	$96,051	$98,375	$391,040	$393,434
Tenant recoveries	10,994	10,244	44,093	43,914
Parking and other income	17,343	16,723	70,143	67,729
Total office revenues	124,388	125,342	505,276	505,077

Multifamily rental:
Rental revenues	17,387	16,620	68,231	65,267
Parking and other income	1,375	1,317	5,492	4,993
Total multifamily revenues	18,762	17,937	73,723	70,260

Total revenues	143,150	143,279	578,999	575,337

Operating Expenses:
Office expenses	43,041	41,788	170,725	168,869
Multifamily expenses	4,812	4,695	19,672	19,012
General and administrative	7,892	8,026	27,943	29,286
Depreciation and amortization	45,778	45,557	184,849	205,696
Total operating expenses	101,523	100,066	403,189	422,863

Operating income	41,627	43,213	175,810	152,474

Other income	356	208	938	1,106
Income (loss), including depreciation, from unconsolidated real estate funds	1,054	(803)	(1,710)	(2,867)
Interest expense	(35,697)	(38,210)	(146,693)	(148,455)
Net income	7,340	4,408	28,345	2,258
Less: Net income attributable to noncontrolling interests	(1,366)	(989)	(5,403)	(807)
Net income attributable to common stockholders	$5,974	$3,419	$22,942	$1,451

Net income per common share – basic	$0.04	$0.03	$0.16	$0.01
Net income per common share – diluted	$0.04	$0.03	$0.16	$0.01

Weighted average shares of common stock outstanding - basic	140,795	128,407	139,791	126,187
Weighted average shares of common stock outstanding - diluted	173,660	161,924	173,120	159,966

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	FUNDS FROM OPERATIONS AND
ADJUSTED FUNDS FROM OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Funds From Operations (FFO)
Net income attributable to common stockholders	$5,974	$3,419	$22,942	$1,451
Depreciation and amortization of real estate assets	45,778	45,557	184,849	205,696
Net income attributable to noncontrolling interests	1,366	989	5,403	807
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate funds	3,401	2,834	13,311	11,675
FFO (before adjustments for terminated swaps)	56,519	52,799	226,505	219,629
Swap termination fee	—	(10,120)	—	(10,120)
Amortization of accumulated other comprehensive income as a result of terminated swaps (1)	—	1,265	8,855	11,701
FFO (after adjustments for terminated swaps)	$56,519	$43,944	$235,360	$221,210

Adjusted Funds From Operations (AFFO)
FFO (after adjustments for terminated swaps)	$56,519	$43,944	$235,360	$221,210
Straight-line rent adjustment	(227)	(2,792)	(4,511)	(9,748)
Amortization of acquired above and below market leases	(4,132)	(4,729)	(18,094)	(20,466)
Amortization of interest rate contracts and loan premium	—	230	(996)	(4,276)
Amortization of prepaid financing	948	980	4,248	4,535
Recurring capital expenditures, tenant improvements and leasing commissions	(11,541)	(12,742)	(43,503)	(40,060)
Non-cash compensation expense	3,788	3,094	10,583	10,821
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate funds	(299)	(532)	(1,281)	(1,846)
AFFO	$45,056	$27,453	$181,806	$160,170

Weighted average share equivalents outstanding - diluted	173,660	161,924	173,120	159,966
FFO per share- diluted	$0.33	$0.27	$1.36	$1.38
AFFO per share- diluted	$0.26	$0.17	$1.05	$1.00
AFFO payout ratio	68.28%	77.20%	59.05%	48.71%
Dividends per share declared	$0.18	$0.13	$0.63	$0.49
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(1)
We terminated certain interest rate swaps in November 2010 and December 2011 in connection with the refinancing of related loans. In calculating FFO, we make an adjustment to treat debt interest rate swaps as terminated for all purposes in the quarter of termination. In contrast, under GAAP, terminated swaps can continue to impact net income over their original lives as if they were still outstanding. In the three and twelve months ended December 31, 2011, GAAP net income was reduced by amortization expense as a result of certain swaps terminated in November 2010.  However, in calculating FFO, we recognize the full expense in the period the swaps are terminated and offset the subsequent amortization expense contained in GAAP net income by an equivalent amount in this table, leaving a net zero impact as a result of terminated swaps on our 2011 FFO.  Similarly, in the three and twelve months ended December 31, 2012, GAAP net income was reduced by amortization expense as a result of certain swaps terminated in December 2011, and we offset that expense by an equivalent amount in calculating our 2012 FFO.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	SAME PROPERTY STATISTICAL AND FINANCIAL DATA
(unaudited and in thousands, except statistics)

	As of December 31,
	2012	2011
Same Property Office Statistics
Number of properties	50	50
Rentable square feet	12,852,617	12,851,084
Ending % leased	91.5%	90.0%
Ending % occupied	89.9%	88.4%
Quarterly average % occupied	89.4%	88.3%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
Ending % leased	99.7%	99.6%

	Three Months Ended December 31,		% Favorable
	2012	2011	(Unfavorable)
Same Property Net Operating Income - GAAP Basis
Total office revenues	$124,388	$125,342	(0.8)%
Total multifamily revenues	18,762	17,937	4.6%
Total revenues	143,150	143,279	(0.1)%

Total office expense	(43,041)	(41,788)	(3.0)%
Total multifamily expense	(4,812)	(4,695)	(2.5)%
Total property expense	(47,853)	(46,483)	(2.9)%

Same Property NOI - GAAP basis	$95,297	$96,796	(1.5)%

Same Property Net Operating Income - Cash Basis
Total office revenues	$120,916	$118,711	1.9%
Total multifamily revenues	17,920	17,093	4.8%
Total revenues	138,836	135,804	2.2%

Total office expense	(43,087)	(41,833)	(3.0)%
Total multifamily expense	(4,812)	(4,695)	(2.5)%
Total property expense	(47,899)	(46,528)	(2.9)%

Same Property NOI - cash basis	$90,937	$89,276	1.9%

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	RECONCILIATION OF SAME PROPERTY NOI
TO GAAP NET INCOME
(unaudited and in thousands)

	Three Months Ended December 31,
	2012	2011
Same property office revenues - cash basis	$120,916	$118,711
GAAP adjustments per definition of NOI - Cash basis	3,472	6,631
Same property office revenues - GAAP basis	124,388	125,342

Same property multifamily revenues - cash basis	17,920	17,093
GAAP adjustments per definition of NOI - Cash basis	842	844
Same property multifamily revenues - GAAP basis	18,762	17,937

Same property revenues - GAAP basis	143,150	143,279

Same property office expenses - cash basis	(43,087)	(41,833)
GAAP adjustments per definition of NOI - Cash basis	46	45
Same property office expenses - GAAP basis	(43,041)	(41,788)

Same property multifamily expenses - cash basis	(4,812)	(4,695)
GAAP adjustments per definition of NOI - Cash basis	—	—
Same property multifamily expenses - GAAP basis	(4,812)	(4,695)

Same property expenses - GAAP basis	(47,853)	(46,483)

Same property Net Operating Income (NOI) - GAAP basis	95,297	96,796
General and administrative expenses	(7,892)	(8,026)
Depreciation and amortization	(45,778)	(45,557)
Operating income	41,627	43,213
Other income	356	208
Income (loss), including depreciation, from unconsolidated real estate funds	1,054	(803)
Interest expense	(35,697)	(38,210)
Net income	7,340	4,408
Less: Net income attributable to noncontrolling interests	(1,366)	(989)
Net income attributable to common stockholders	$5,974	$3,419

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OPERATING RESULTS OF
UNCONSOLIDATED REAL ESTATE FUNDS(1)
(unaudited and in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Summary Income Statement of Unconsolidated Real Estate Funds	2012	2011	2012	2011
Office revenues	$15,547	$15,046	$61,475	$58,912
Office expenses	(6,218)	(5,508)	(24,460)	(21,001)
NOI	9,329	9,538	37,015	37,911
General and administrative	(102)	(98)	(280)	(312)
Depreciation and amortization	(6,457)	(6,975)	(26,178)	(28,105)
Operating income	2,770	2,465	10,557	9,494
Other expense	(39)	(8)	(37)	(143)
Interest expense	(2,575)	(5,994)	(19,412)	(23,804)
Net income (loss)	$156	$(3,537)	$(8,892)	$(14,453)

FFO of Unconsolidated Real Estate Funds
Net income (loss)	$156	$(3,537)	$(8,892)	$(14,453)
Add back: depreciation and amortization	6,457	6,975	26,178	28,105
FFO	$6,613	$3,438	$17,286	$13,652

Douglas Emmett's Share of the Unconsolidated Real Estate Funds
Our share of the unconsolidated real estate funds' net income (loss)	$283	$(1,650)	$(4,892)	$(6,624)
Add back: our share of the funds' depreciation and amortization	3,583	3,017	14,021	12,359
Equity allocation and basis difference	771	847	3,182	3,757
Our share of the unconsolidated real estate funds' FFO	$4,637	$2,214	$12,311	$9,492

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(1)
We manage, and have a significant investment in, two unconsolidated institutional real estate funds which owned 8 properties at December 31, 2012.  The Investment Period for these Funds ended on October 7, 2012, after which they had remaining undrawn capital commitments of $108.0 million (including $27.4 million from us) which may only be drawn for specific purposes. Our ownership interest entitles us to a pro rata share of any distributions based on our ownership (a weighted average of 56% at December 31, 2012 based on square footage), additional distributions based on the total invested capital and a carried interest if the investors’ distributions exceed a hurdle rate.  We also receive fees and reimbursement of expenses for managing our unconsolidated Funds’ properties.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	DEBT BALANCES
(unaudited and in thousands)

Consolidated Debt

Maturity Date		at December 31, 2012 (1)
		Principal Balance		Effective Annual Rate (2)(3)
3/3/2014		$16,140	(4)	LIBOR + 1.85%
2/1/2015		111,920	(5)	DMBS + 0.707%
4/1/2015		240,000		4.76%
3/1/2016		82,000		3.92%
6/1/2017		18,000		3.92%
10/2/2017		400,000		4.45%
4/2/2018		510,000		4.12%
8/1/2018		530,000		3.74%
8/5/2018		355,000	(6)	4.14%
2/1/2019		155,000	(7)	4.00%
6/5/2019		285,000	(8)	3.85%
3/1/2020	(9)	350,000	(10)	4.46%
11/2/2020		388,080		3.65%
		$3,441,140
____________________________________________________

(1)
As of December 31, 2012, (i) the weighted average remaining life of our outstanding debt was 5.5 years; (ii) of the $3.31 billion of debt on which the interest rate was fixed under the terms of the loan or a swap, the weighted average remaining life was 5.7 years, the weighted average remaining period during which interest was fixed was 4.1 years and the weighted average annual interest rate was 4.09%; and (iii) including the non-cash amortization of interest rate contracts and prepaid financing, the effective weighted average interest rate was 4.20%. Except as otherwise noted, each loan is secured by a separate collateral pool consisting of one or more properties, requiring monthly payments of interest only with outstanding principal due upon maturity.

(2)	Includes the effect of interest rate contracts and excludes amortization of prepaid financing, all shown on an actual/360-day basis.

(3)
The termination date of swaps fixing the rate on these loans is generally one to two years prior to the maturity of the loan. As of December 31, 2012, the swap termination dates were as follows: $240.0 million loan, $82.0 million loan, and $18.0 million loan, January 2013; $400.0 million loan, July 2015; $510.0 million loan, April 2016; $530.0 million loan, August 2016; and $388.1 million loan, November 2017.

(4)	The borrower is a consolidated entity in which our Operating Partnership owns a two-thirds interest.

(5)	The loan has a $75.0 million tranche bearing interest at DMBS + 0.76% and a $36.9 million tranche bearing interest at DMBS + 0.60%

(6)	Interest-only until February 2016, with principal amortization thereafter based upon a 30-year amortization table.

(7)	Interest-only until February 2015, with principal amortization thereafter based upon a 30-year amortization table.

(8)	Interest only until February 2017, with principal amortization thereafter based upon a 30-year amortization table.

(9)	We have 2 one-year extension options, which would extend the maturity to March 1, 2020 from March 1, 2018, subject to meeting certain conditions.

(10)	Interest at a fixed interest rate until March 1, 2018 and a floating rate thereafter, with interest-only payments until March 2014 and payments thereafter based upon a 30-year amortization table.

Our Share of Unconsolidated Debt

	at December 31, 2012
Maturity Date	Principal Balance		Effective Annual Rate
8/19/2013	$237,592	(1)	LIBOR+1.65%
4/1/2016	12,486	(2)	5.67%
	$250,078
_____________________________________________________

(1)
Represents our share of a $365.0 million loan to one of our unconsolidated real estate Funds.  Secured by six properties in a collateralized pool.  Requires monthly payments of interest only, with outstanding principal due upon maturity.

(2)	Represents our share of a $54.3 million amortizing loan to one of our unconsolidated real estate Funds. Secured by one property. Requires monthly payments of principal and interest.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE PORTFOLIO SUMMARY
as of December 31, 2012

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet	Our Market Share in Submarket
Beverly Hills	7	1,417,911	9.7%	7,709,880	18.4%
Brentwood	14	1,700,886	11.6	3,356,126	50.7
Burbank	1	420,949	2.9	6,662,410	6.3
Century City	3	916,059	6.2	10,064,599	9.1
Honolulu	4	1,716,704	11.7	5,088,599	33.7
Olympic Corridor	5	1,098,070	7.5	3,022,969	36.3
Santa Monica	8	970,962	6.6	8,700,348	11.2
Sherman Oaks/Encino	11	3,181,254	21.7	6,171,530	51.5
Warner Center/Woodland Hills	3	2,855,909	19.4	7,239,293	39.5
Westwood	2	396,808	2.7	4,443,398	8.9
Total	58	14,675,512	100.0%	62,459,152	23.5

# Office Portfolio Square Feet by Submarket

Westwood, 2.7%
Beverly Hills, 9.7%
Brentwood, 11.6%
Burbank, 2.9%
Century City, 6.2%
Honolulu, 11.7%
Olympic Corridor, 7.5%
Santa Monica, 6.6%
Sherman Oaks/Encino, 21.7%
Warner Center/Woodland Hills, 19.4%

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE PORTFOLIO PERCENT LEASED AND IN-PLACE RENTS
as of December 31, 2012

Submarket	Percent Leased(1)	Annualized Rent	Annualized Rent Per Leased Square Foot (2)	Monthly Rent Per Leased Square Foot
Beverly Hills	94.4%	$54,767,489	$42.21	$3.52
Brentwood	87.4	55,246,074	37.45	3.12
Burbank	100.0	15,083,328	35.83	2.99
Century City	96.9	32,536,688	37.66	3.14
Honolulu	90.5	47,794,081	32.11	2.68
Olympic Corridor	93.1	32,531,366	32.35	2.70
Santa Monica (3)	98.8	51,417,969	54.61	4.55
Sherman Oaks/Encino	93.0	91,039,524	31.78	2.65
Warner Center/Woodland Hills	82.9	65,992,579	29.20	2.43
Westwood	92.6	13,105,528	36.43	3.04
Total / Weighted Average	91.1	$459,514,626	35.41	2.95

Recurring Office Capital Expenditures per Rentable Square Foot
For the three months ended December 31, 2012				$0.10
For the twelve months ended December 31, 2012				$0.23

_______________________________________________________________

(1)	Includes 218,378 square feet with respect to signed leases not yet commenced.

(2)	Represents annualized rent divided by leased square feet (excluding signed leases not commenced).

(3)	Includes $1,332,386 of annualized rent attributable to our corporate headquarters.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	MULTIFAMILY PORTFOLIO SUMMARY
as of December 31, 2012

Submarket	Number of Properties	Number of Units	Units as a Percent of Total
Brentwood	5	950	33%
Honolulu	2	1,098	38
Santa Monica	2	820	29
Total	9	2,868	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit
Brentwood	99.7%	$24,285,384	$2,137
Honolulu	99.7	19,620,300	1,493
Santa Monica(1)	99.6	23,195,604	2,366
Total / Weighted Average	99.7%	$67,101,288	1,956

Recurring Multifamily Capital Expenditures per Unit
For the three months ended December 31, 2012	$143
For the twelve months ended December 31, 2012	$434
________________________________________________________________

(1)	Excludes 8,013 square feet of ancillary retail space generating annualized rent of $210,681.

# Multifamily Units by Submarket

Santa Monica, 29%
Brentwood, 33%
Honolulu, 38%

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE TENANT DIVERSIFICATION
(1% or Greater of Annualized Rent)
as of December 31, 2012

# Diversification of Rent by Tenant
# (percentage of annualized rent)

Leases
< 20,000 sqft
(2,276 leases, avg size: 3,700 sqft)
64.6%
Other leases
> 20,000 sqft
(95 leases, avg size: 34,700 sqft)
25.3%
Time Warner
4.8%
William Morris
Endeavor
1.9%
AIG
(Sun America)
1.3%
Bank of America
1.1%
Macerich
1.0%

Individual tenants paying more than 1% of aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent
Time Warner (2)	4	4	2013-2020	625,748	4.3%	$22,180,652	4.8%
William Morris Endeavor (3)	1	1	2027	170,898	1.2	8,546,896	1.9
AIG (Sun America Life Insurance)	1	1	2013	182,010	1.2	6,075,566	1.3
Bank of America(4)	10	8	2013-2018	111,815	0.7	4,961,679	1.1
The Macerich Partnership, L.P.	1	1	2018	90,832	0.6	4,717,172	1.0
Total	17	15		1,181,303	8.0%	$46,481,965	10.1%
_______________________________________________________________

(1)
Expiration dates are per leases and do not assume exercise of renewal, extension or termination options.  For tenants with multiple leases, the range shown reflects all leases other than storage, ATM and similar leases.

(2)
Includes a 10,000 square foot lease expiring in October 2013, a 150,000 square foot lease expiring in April 2016, a 421,000 square foot lease expiring in September 2019 and a 45,000 square foot lease expiring in December 2020.

(3)	Includes 169,000 square foot office and 2,000 square foot storage expiring June 2027. Does not include an additional 8,000 square feet under leases that commence in 2013 and expire in 2027.

(4)
Includes a 21,000 square foot lease expiring in September 2013, a 7,000 square foot lease expiring in March 2014, a 9,000 square foot lease expiring in September 2014, an 11,000 square foot lease expiring in October 2014, an 11,000 square foot lease expiring in November 2014, a 4,000 square foot lease expiring in February 2015, a 6,000 square foot lease expiring in May 2015, a 23,000 square foot lease expiring in December 2015, a 12,000 square foot lease expiring in March 2018 and an 8,000 square foot lease expiring in March 2018.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	INDUSTRY DIVERSIFICATION
as of December 31, 2012

Industry	Number of Leases	Annualized Rent as a Percent of Total
Legal	475	18.4%
Financial Services	305	13.8
Entertainment	156	12.9
Real Estate	177	9.4
Accounting & Consulting	290	9.0
Health Services	308	7.8
Insurance	113	7.8
Retail	189	6.9
Technology	101	4.3
Advertising	68	2.9
Public Administration	65	2.4
Educational Services	24	1.6
Other	117	2.8
Total	2,388	100.0%

# Industry Diversification (Percentage of Annualized Rent)

Entertainment, 13%
Real Estate, 9%
Accounting & Consulting, 9%
Financial Services, 14%
Health Services, 8%
Legal, 18%
Insurance, 8%
Retail, 7%
Other, 3%
Technology, 4%
Educational Services, 2%
Public Administration, 2%
Advertising, 3%

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE LEASE DISTRIBUTION
as of December 31, 2012

Square Feet Under Lease	Number of Leases	Leases as a Percent of Total	Rentable Square Feet		Square Feet as a Percent of Total	Annualized Rent	Annualized Rent as a Percent of Total
2,500 or less	1,234	51.7%	1,674,737		11.4%	$58,464,363	12.7%
2,501-10,000	844	35.3	4,037,712		27.5	139,858,337	30.4
10,001-20,000	207	8.7	2,866,732		19.5	102,412,442	22.3
20,001-40,000	79	3.3	2,151,138		14.7	75,229,829	16.4
40,001-100,000	19	0.8	1,197,779		8.2	45,616,738	9.9
Greater than 100,000	5	0.2	1,049,214		7.1	37,932,917	8.3
Subtotal	2,388	100.0%	12,977,312	(1)	88.4%	459,514,626	100.0%
Signed leases not commenced			218,378		1.5
Available			1,309,210		8.9
Building Management Use			100,451		0.7
BOMA Adjustment(2)			70,161		0.5
Total	2,388	100.0%	14,675,512		100.0%	$459,514,626	100.0%

_________________________________________________________________

(1)	Average tenant size is approximately 5,400 square feet. Median tenant size is approximately 2,400 square feet.

(2)	Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE LEASE EXPIRATIONS
as of December 31, 2012

Year of Lease Expiration	Number of Leases Expiring	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at December 31, 2012	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)
2013	497	1,847,013	12.6%	$67,013,836	14.6%	$36.28	$36.52
2014	454	1,932,448	13.2	69,461,875	15.1	35.95	37.28
2015	411	1,952,328	13.3	65,781,826	14.3	33.69	35.84
2016	341	1,867,453	12.7	62,984,762	13.7	33.73	36.44
2017	308	1,723,328	11.7	56,224,891	12.2	32.63	36.83
2018	170	1,062,182	7.2	43,007,851	9.4	40.49	43.73
2019	61	926,359	6.3	32,867,932	7.2	35.48	41.47
2020	56	553,080	3.8	19,858,473	4.3	35.91	42.66
2021	36	405,322	2.8	13,917,508	3.0	34.34	40.91
2022	23	221,203	1.5	6,924,377	1.5	31.30	41.01
Thereafter	31	486,596	3.3	21,471,295	4.7	44.13	58.09
Subtotal/Weighted Average	2,388	12,977,312	88.4	459,514,626	100.0	35.41	38.79
Signed leases not commenced		218,378	1.5
Available		1,309,210	8.9
Building Management Use		100,451	0.7
BOMA Adjustment(3)		70,161	0.5
Total/Weighted Average	2,388	14,675,512	100.0%	$459,514,626	100.0%	35.41	38.79

_________________________________________________________________

(1)	Represents annualized base rent at December 31, 2012 divided by leased square feet.

(2)	Represents annualized base rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	QUARTERLY OFFICE LEASE EXPIRATIONS - NEXT FOUR QUARTERS
as of December 31, 2012

Submarket		Q1 2013	Q2 2013	Q3 2013	Q4 2013
Beverly Hills	Expiring SF(1)	42,634	28,493	43,456	43,498
	Rent per SF	$37.83	$44.93	$40.10	$47.41

Brentwood	Expiring SF(1)	67,223	47,101	46,143	42,318
	Rent per SF	$38.16	$41.88	$47.14	$40.74

Burbank	Expiring SF(1)	—	—	—	—
	Rent per SF	$—	$—	$—	$—

Century City	Expiring SF(1)	37,934	13,422	30,859	4,877
	Rent per SF	$36.79	$51.15	$35.36	$43.59

Honolulu	Expiring SF(1)	48,451	38,933	81,636	55,912
	Rent per SF	$32.66	$34.06	$33.33	$28.73

Olympic Corridor	Expiring SF(1)	59,734	19,276	51,862	60,429
	Rent per SF	$32.33	$38.71	$41.50	$32.54

Santa Monica	Expiring SF(1)	42,554	2,023	49,835	5,606
	Rent per SF	$44.62	$43.48	$65.43	$53.93

Sherman Oaks/Encino	Expiring SF(1)	95,974	56,914	120,530	128,741
	Rent per SF	$22.96	$35.55	$38.05	$37.06

Warner Center/Woodland Hills	Expiring SF(1)	55,722	71,413	254,190	60,006
	Rent per SF	$21.89	$32.98	$34.60	$31.03

Westwood	Expiring SF(1)	5,974	12,154	11,637	9,549
	Rent per SF	$36.77	$40.18	$37.86	40.46

Total	Expiring SF(1)	456,200	289,729	690,148	410,936
	Rent per SF	$32.07	$37.85	$39.07	$36.24

_________________________________________________________________

(1)
Includes all remaining leases which have an expiration date in the applicable quarter and which had not been renewed or extended as of December 31, 2012, including leases where someone other than the tenant (for example a subtenant) had already executed a new lease for the space as of December 31, 2012.  All month-to-month tenants are included in the expiring leases in the first quarter listed.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE PORTFOLIO LEASING ACTIVITY
for the three months ended December 31, 2012

Net Absorption(1)
Leased rentable square feet		102,147
Net absorption % of leased rentable square feet		0.70%

Gross Leasing Activity	Number of leases	Rentable square feet
New	70	282,083
Renewal	83	298,636
Total	153	580,719

Weighted Average Lease Terms
New (in months)		72
Renewal (in months)		42
Blended (in months)		57

Quarterly Rent Change	Cash Rent(2)	Straight-Line Rent(3)
Expiring Rate	$35.25	$32.84
New/Renewal Rate	$30.41	$30.93
Change	(13.7)%	(5.8)%

Tenant Improvement and Leasing Commissions(4)	Total Lease Transaction Costs	Lease Transaction Costs per Annum
New leases	$31.33	$5.19
Renewal leases	10.68	3.04
Blended	20.71	4.37

________________________________________________________________

(1)	Excludes any property acquired during the quarter.

(2)
Represents the difference between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents on the same space. Cash rent on expiring leases includes the impact of our annual rent bumps over the entire term of those leases.

(3)	Represents a comparison between straight-line rent on expiring leases and the straight-line rent for new and renewal leases on the same space.

(4)	Per rentable square foot. Represents weighted average lease transaction costs based on the leases executed in the current quarter in our properties.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	DEFINITIONS

Adjusted Funds From Operations (AFFO):  We compute Adjusted Funds From Operations (AFFO) by adding to FFO (as adjusted-see definition below) any non-cash compensation expense, amortization of prepaid financing costs and straight-line rents, and then subtracting any recurring capital expenditures, tenant improvements and leasing commissions.  AFFO is a non-GAAP financial measure; we believe that net income is the most directly comparable GAAP financial measure. AFFO is not intended to represent cash flow for the period, but may provide an additional perspective on our operating results and ability to fund cash needs and make distributions to stockholders.  As a widely reported measure of the performance of REITs, AFFO is also used by investors to compare our performance with other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to that of other REITs. Accordingly, AFFO should be considered only as a supplement to net income as a measure of our performance.

Annualized Rent:  Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the measurement date (does not include 218,378 square feet with respect to signed leases not yet commenced at December 31, 2012).  For our triple net Burbank and Honolulu office properties, annualized rent is calculated by adding expense reimbursements to base rent.

Diluted Shares:  Represents ownership in our company through shares of common stock, units in our Operating Partnership and other convertible equity instruments.  Basic and diluted shares are calculated in accordance with GAAP and include common stock plus dilutive equity instruments, as appropriate.

Funds From Operations (FFO):  We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), adjusted to treat debt interest rate swaps as terminated for all purposes in the quarter of termination (see footnote 1 to the Funds From Operations table for detail).  FFO is a non-GAAP financial measure which represents net income (loss), computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (other than amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.  We provide FFO as a supplemental performance measure because, by excluding real estate depreciation, amortization and gains and losses from property dispositions, it can illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, FFO can be used by investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to those other REITs’ FFO.  Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  FFO should not be used as a supplement to or substitute measure for cash flow from operating activities computed in accordance with GAAP.

Douglas Emmett, Inc.	DEFINITIONS

Net Operating Income (NOI):  Net operating income (NOI) is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  We present two forms of NOI:

•
“NOI - GAAP basis” is calculated by excluding the following from our net income (or loss): general and administrative expense, depreciation and amortization expense, interest income, interest expense, income (or loss) from unconsolidated partnerships, income (or loss) attributable to noncontrolling interests, gains (or losses) from sales of depreciable operating properties, net income (or loss) from discontinued operations and extraordinary items.

•	“NOI - Cash basis” is calculated by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.

We provide NOI as a supplemental performance measure because, by excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that NOI can be useful to investors as a basis to compare our operating performance with that of other REITs.  However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations).  Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a substitute measure for cash flow from operating activities computed in accordance with GAAP.

Occupied:  Represents percent leased less signed leases not yet commenced.

Properties Owned:  All properties included are 100% owned except 8 properties totaling 1.8 million square feet owned by our unconsolidated real estate Funds and a 79,000 square foot property owned by a joint venture in which we own a 66.7% interest.

Quarterly Average Percent Occupied: Represents the average of the percentage occupied on the last day of the period and the percent occupied on the last day of the prior period.

Rentable Square Feet:  Based on BOMA 1996 remeasurement.  At December 31, 2012, total consists of 13,195,690 leased square feet (including 218,378 square feet with respect to signed leases not commenced), 1,309,210 available square feet, 100,451 building management use square feet and 70,161 square feet of BOMA 1996 adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us, and reported in our consolidated results, during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold, contributed or otherwise removed from our consolidated financial statements before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

Shares of Common Stock Outstanding:  Represents undiluted shares, and so does not include OP units or other convertible equity instruments.